RECEIVED

2015 DEC 16 PM 3:56

ARTICLES OF ENTITY CONVERSION

Conversion of a Corporation into a Limited Liability Company

State Form 51576 (R3 / 8-14)
Approved by State Board of Accounts, 2014

CONNIE LAWSON
SECRETARY OF STATE
CORPORATE DIVISION
302 W. Washington Street, Rm E018
Indianapolis, IN 46204
Telephone (317) 232-6576
www.sos.in.gov

INSTRUCTIONS:
1. *Use 8 ½" x 11" white paper for attachments.*
2. *Present original and one (1) copy to the address in upper right corner of this form.*
3. *Please TYPE or PRINT.*
4. *Please visit our office on the web at www.sos.in.gov*

Indiana Code 23-1-18-3
FILING FEE: $30.00

ARTICLES OF CONVERSION
OF
Duke Energy Indiana, Inc.
(hereinafter "Non-surviving Corporation")

INTO
Duke Energy Indiana, LLC
(hereinafter "Surviving LLC")

APPROVED AND FILED
Connie Lawson
IND. SECRETARY OF STATE

ARTICLE I: PLAN OF ENTITY CONVERSION

a. **Please set forth the Plan of Conversion, containing such information as required by *Indiana Code 23-1-38.5-11* and *Indiana Code 23-1-38.5-12*, attach herewith, and designate it as "Exhibit A."**
The following is basic information that must be included in the Plan of Entity Conversion: *(please refer to Indiana Code 23-1-38.5-12 for a more complete listing of requirements before submitting the plan)*
- A statement of the type of business entity that Surviving LLC will be and, if it will be a foreign non-corporation, its jurisdiction of organization;
- The terms and conditions of the conversion,
- The manner and basis of converting the shares of Non-surviving Corporation into the interests, securities, obligations, rights to acquire interests or other securities of Surviving LLC following its conversion; and
- The full text, as in effect immediately after the consummation of the conversion, of the organic document (if any) of Surviving LLC*
- If, as a result of the conversion, one or more shareholders of Non-surviving Corporation would be subject to owner liability for debts, obligations, or liabilities of any other person or entity, those shareholders must consent in writing to such liabilities in order for the Plan of Merger to be valid.

*Set forth in the Articles of Organization attached hereto as "Exhibit B."

b. Please read and sign the following statement.
I hereby affirm under penalty of perjury that the plan of conversion is in accordance with the Articles of Incorporation or bylaws of Non-surviving Corporation and is duly authorized by the shareholders of Non-surviving Corporation as required by the laws of the State of Indiana.

Signature	Printed Name	Title
Nancy M Wright	Nancy M. Wright	Assistant Corporate Secretary

ARTICLE II: NAME AND DATE OF INCORPORATION OF NON-SURVIVING CORPORATION

a. The name of Non-surviving Corporation immediately before filing these Articles of Entity Conversion is the following:
Duke Energy Indiana, Inc.

b. The date on which Non-surviving Corporation was incorporated in the State of Indiana is the following *(month, day, year)*:
September 6, 1941

ARTICLE III: NAME AND PRINCIPLE OFFICE OF SURVIVING LLC

a. The name of Surviving LLC is the following:
- (Please note pursuant *to Indiana Code 23-18-2-8*, this name must include the words "Limited Liability Company", "L.L.C.", or "LLC".)
- (If Surviving LLC is a foreign LLC, then its name must adhere to the laws of the state in which it is domiciled.)

Duke Energy Indiana, LLC

b. The address of Surviving LLC's Principal Office is the following:

Street Address *(number and street)*	City	State	ZIP code
1000 East Main Street	Plainfield	IN	46168

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ARTICLE IV: REGISTERED OFFICE AND AGENT OF SURVIVING LLC

Registered Agent: The name and street address of Surviving LLC's Registered Agent and Registered Office for service of process are the following:

Name of Registered Agent			
C T Corporation			
Address of Registered Office (number and street or building)	**City**	**State**	**ZIP code**
150 West Market Street, Suite 800	Indianapolis	Indiana	46204

ARTICLE V – JURISDICTION OF SURVIVING LLC AND CHARTER SURRENDER OF NON-SURVIVING CORPORATION

SECTION 1: JURISDICTION

Please state the jurisdiction in which Surviving LLC will be organized and governed.

Indiana

SECTION 2: CHARTER SURRENDER *(Please complete this section only if Surviving LLC is organized outside of Indiana.)*

If the jurisdiction stated above is not Indiana, please set forth the Articles of Charter Surrender for the Non-surviving Corporation and attach herewith as "Exhibit B."

Pursuant to *Indiana Code 23-1-38 5-14*, the Articles of Charter Surrender must include:

1. The name of Non-surviving Corporation;
2. A statement that the Articles of Charter Surrender are being filed in connection with the conversion of Non-surviving Corporation into an LLC that will be organized in a jurisdiction other than the State of Indiana;
3. A signed statement under penalty of perjury that the conversion was duly approved by the shareholders of Non-surviving Corporation in a manner required by Indiana Law and consistent with the Articles of Incorporation or the bylaws of Non-surviving Corporation;
4. The jurisdiction under which the Surviving LLC will be organized; and
5. The address of Surviving LLC's executive office.

ARTICLE VI: DISSOLUTION OF SURVIVING LLC

Please indicate when dissolution will take place in Surviving LLC:

- ☐ The latest date upon which Surviving LLC is to dissolve is ______________________. OR
- ☒ Surviving LLC is perpetual until dissolution.

ARTICLE VII: MANAGEMENT OF SURVIVING LLC

Surviving LLC will be managed by:

- ☐ The members of Surviving LLC. OR
- ☒ A manager or managers

In Witness Whereof, the undersigned being an officer or other duly authorized representative of Non-surviving Corporation executes these Articles of Entity Conversion and verifies, subject to penalties of perjury, that the statements contained herein are true, this 16th day of December, 2015.

Required:

☒ By checking the box, the Signator(s) represent(s) that the registered agent named in the application has consented to the appointment of registered agent.

Signature	Printed name
Nancy M Wright	Nancy M. Wright
Title Assistant Corporate Secretary	

The effective date of these Articles of Conversion shall be January 1, 2016

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